INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM CONSENT

Securities and Exchange Commission
Washington, D.C.

We consent to the use in this Registration Statement of Freedom Financial Mortgage Corporation on Form SB-2, of our report dated December 17, 2006, appearing in the Prospectus, which is part of this Registration Statement.

//s// Cordovano and Honeck, LLP

Cordovano and Honeck, LLP
Englewood, Colorado
May 25, 2007